Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cigna Corporation of our report dated February 27, 2018, relating to the financial statements of Express Scripts Holding Company, which appears in Cigna Corporation’s Current Report on Form 8-K dated March 8, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
June 21, 2019